Exhibit 99.1

News Release

Contact:	Envision Healthcare Holdings, Inc.
Bob Kneeley
303-495-1245
Vice President, Investor Relations

Contact:	AMSURG CORP.
Claire M. Gulmi
615-665-1283
Chief Financial Officer

Envision and AMSURG Announce Proposed Private Offering of
$750 Million Senior Notes by

New Amethyst Corp. (to be renamed Envision Healthcare Corporation)

Greenwood Village, Colorado & Nashville, Tennessee (November 10, 2016) — In connection with the proposed merger of Envision Healthcare Holdings, Inc. (NYSE: EVHC, “EVH”) and AmSurg Corp. (NASDAQ: AMSG, “AMSURG”) (the “Merger”), EVH and AMSURG today announced that New Amethyst Corp., to be renamed Envision Healthcare Corporation (the “Company”), a wholly-owned subsidiary of AMSURG that will survive the Merger, is commencing a private offering of $750 million aggregate principal amount of senior unsecured notes due 2024 (the “Notes”).

The Company intends to use the net proceeds from the offering, together with borrowings made under a new term loan facility to be entered into by Envision Healthcare Corporation (“EHC”), an indirect wholly-owned subsidiary of EVH, (i) to repay EHC’s existing indebtedness under its term loan and asset-based facilities, (ii) to purchase or redeem AMSURG’s 5.625% senior notes due 2020, (iii) to repay AMSURG’s existing indebtedness under its term loan and revolving loan facilities, (iv) to pay transaction fees and expenses and (v) for working capital. Upon the consummation of the Merger, the Company will assume the obligations of EHC under the new term loan facility, and the Notes will be guaranteed by the Company’s domestic subsidiaries that will guarantee the new term loan facility.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes (and the guarantees) or any other securities, nor will there be any sale of the Notes (or any guarantees) or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The Notes (and the guarantees) will be offered and sold in reliance on an exemption from the registration requirements provided by Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.  None of the Notes and such guarantees have been registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes (and such guarantees) may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and the securities laws of any applicable state or other jurisdiction. There can be no assurance that the proposed offering of Notes will be completed.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the offering of the Notes and the related refinancing transactions, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” or “predicts,” or the negative of these words or phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect EVH’s and AMSURG’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, EVH and AMSURG disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. These forward-looking statements are based on a variety of assumptions that may not be realized and that are subject to significant risks and uncertainties as well as risks and uncertainties referenced from time to time in EVH’s and AMSURG’s filings with the SEC.